EXHIBIT 23.3




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Director Nonqualified Stock Option Plan of Gottschalks Inc. and subsidiaries for the registration of 50,000 shares of its common stock, of our report dated March 24, 1992, with respect to the consolidated financial statements and schedules of Gottschalks Inc. and subsidiaries for the year ended February 1, 1992, included in the Annual Report (Form 10-K) for the year ended January 29, 1994.

                                   /S/ ERNST & YOUNG




Fresno, California
July 25, 1994